Exhibit 10.3

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”), is dated March 12, 2019, by and between Edison Nation, Inc., a Nevada corporation (the “Company”), and Christopher B. Ferguson, and his respective endorsees, transferees and assigns (the “Pledgor”).

WHEREAS, pursuant to the terms of that certain Senior Convertible Promissory Note (the “Note”), dated March 6, 2019, by and between the Company and FirstFire Global Opportunities Fund LLC, a Delaware limited liability company, the Company agreed to reserve from its authorized and unissued common stock, par value $0.001 per share (“Common Stock”), a sufficient number of shares of Common Stock, free from preemptive rights, equal to the greater of: (a) 250,000 shares of Common Stock, or (b) the sum of the number of shares of Common Stock issuable upon the full conversion of the Note;

WHEREAS, as of the date hereof, the Pledgor owns more than 1,800,000 shares of Common Stock, free and clear of any liens, pledges or other encumbrances; and

WHEREAS, to ensure that any issuance of Common Stock from the reserved shares of Common Stock described above is not dilutive to the Company’s capitalization in the aggregate, the Pledgee, and for its successors, endorsees, transferees or assigns, wishes to pledge that number of shares of Common Stock held by him such that if any shares of Common Stock are actually issued pursuant to the terms of the Note, the same number of shares held by the Pledgor shall be cancelled by the Company (the “Collateral Shares”), such that the issuance of those shares will not be a dilutive issuance by the Company in the aggregate.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

1. Capitalized Terms. Terms used and not defined herein shall have the meaning ascribed to them in the Note.

2. Security. As collateral security for the punctual payment and performance, when due, by the Company of all its obligations under the Note, the Pledgor hereby pledges with, hypothecates, transfers and assigns to the Company all of the Collateral Shares and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for the Collateral Shares. At the request of the Company, the Pledgor shall deliver to the Company’s transfer agent either instructions for holding the Collateral Shares as security under this Agreement, or the certificate(s) representing the Collateral Shares, stamped with a bank medallion guarantee, along with a stock transfer power duly executed in blank by the Pledgor, to be held by the Company as security.

3. Pledge. To the extent that any shares of Common Stock are issued pursuant to the Note, the Pledgor hereby guarantees to the Company that at any time when shares are issued pursuant to the terms of the Note, at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, the Note, the Pledgor will surrender shares of Common Stock owned by the Pledgor to the Company for cancellation from the books and records of the Company. The Pledgor and the Company hereby agree to execute any further documents necessary to effect such cancellation as might be required, including at the request of the Company’s transfer agent. The Pledgor shall have no obligation whatsoever under this Agreement to the Company beyond the Collateral Shares pledged for the obligation set forth herein.

4. Waiver of Demand. The Pledgor hereby: (a) covenants that this Agreement will not be discharged except by complete performance of all the obligations of the Company under the Note, to the extent related to the Collateral Shares; and (b) waives diligence, presentment and protest with respect to, and notice of default in the performance or payment of any obligation by the Company under or in connection with the Note, including the issuance of shares from the reserve required by the Note.

5. Release. The obligations, covenants, agreements and duties of the Pledgor hereunder shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of the Note, although made without notice to or the consent of the Pledgor, or any waiver by the Company, or by any other person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in the Note, or any indulgence in or the extension of the time or renewal thereof, or the modification or amendment (whether material or otherwise), or the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the stock or assets of the Company, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any assets of the Company, or the impairment of any such property or security, or the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in or arising out of the Note by operation of law, or the merger or consolidation of the Company, or any other cause, whether similar or dissimilar to the foregoing.

6. Voting Power, Dividends, Etc. and other Agreements.

(a) Unless and until an Event of Default has occurred, the Pledgor shall be entitled to:

(i) Exercise all voting and/or consensual powers pertaining to the Collateral Shares, or any part thereof, for all purposes;

(ii) Receive and retain dividends paid with respect to the Collateral Shares and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for Collateral Shares, including, without limitation, any shares and other securities into which such Collateral Shares may be convertible or exchangeable; and

(iii) Receive the benefits of any income tax deductions available to the Pledgor as a stockholder of the Company.

(b) The Pledgor agrees that it will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Collateral Shares unless and until it is released by the Company pursuant hereto.

(c) The Pledgor and the Company jointly and severally agree to pay all costs including all reasonable attorneys’ fees and disbursements incurred in enforcing this Agreement in accordance with its terms.

8. Application of Proceeds; Release. The proceeds of any sale or enforcement of or against all or any part of the Collateral, and any other cash or collateral at the time held by the Pledgees hereunder, shall be applied by the Pledgees first to the payment of the reasonable costs of any such sale or enforcement, then to reimburse the Pledgees for any damages, costs or expenses incurred by the Pledgees as a result of an Event of Default, then to the payment of the principal amount or stated valued (as applicable) of, and interest or dividends (as applicable) and any other payments due in respect of, the Obligations. The remainder, if any, shall be paid to the Pledgor. The proceeds from the sale of the Collateral shall be deemed to satisfy all Obligations in full, and the Pledgees shall have no further recourse against the Company or Pledgor for any of the Obligations. As used in this Agreement, “proceeds” shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any issuer of securities included in the Collateral.

9. Representations and Warranties.

(a) The Pledgor hereby represents and warrants to the Company that:

(i) the Pledgor has full power and authority and legal right to pledge the Collateral Shares to the Company pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.

(ii) the execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor and the Collateral Shares may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Pledgor’s properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

(iii) the Pledgor is the sole record and beneficial owner of all of the Collateral Shares; and

(iv) the Pledgor owns the Collateral Shares free and clear of all Liens.

(b) The Company represents and warrants that:

(i) all of the Collateral Shares were validly issued, fully paid and non-assessable; and

(ii) the Pledgor is the record holder of the Collateral Shares.

10. Termination. This Agreement shall terminate on the date on which the Note has been satisfied, paid or discharged in full.

12. Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Agreement. The Company acknowledges that the Pledgor shall have no obligations whatsoever under the Note beyond the Collateral Shares pledged hereby, and no request for further assurance may or shall increase the number of Collateral Shares to be cancelled hereby.

13. Miscellaneous.

(a) Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and specifically incorporates all prior oral and written agreements relating to the subject matter hereof. No portion or provision of this Agreement may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

(b) Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Edison Nation, Inc.
909 New Brunswick Avenue
Phillipsburg, New Jersey 08865
Attention: Philip Anderson, Chief Financial Officer
Telephone: (610) 829-1039
Email: panderson@edisonnation.com

With copies to:	Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
Attention: Marc J. Adesso, Esq.
Telephone: (615) 244-6380
Facsimile: (615) 244-6804

If to the Pledgor:	Christopher B. Ferguson 909 New Brunswick Avenue
Phillipsburg, New Jersey 08865
Email: cferguson@edisonnation.com

(c) Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

(d) Benefit of Agreement. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

(e) Mutual Agreement. This Agreement embodies the arm’s length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

(f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principals of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

COMPANY:

EDISON NATION, INC.

/s/ Philip Anderson

By: Philip Anderson, Chief Financial Officer

PLEDGOR:

/s/ Christopher B. Ferguson

Christopher B. Ferguson, individually